FOR IMMEDIATE RELEASE

Contact:                 Scott W. Hamer
President and Chief Executive Officer
(630) 545-0900

COMMUNITY FINANCIAL SHARES, INC.
EXTENDS RIGHTS OFFERING SUBSCRIPTION PERIOD

    March 18, 2013, Glen Ellyn, Illinois — Community Financial Shares, Inc., (the “Company”) (OTCQB: CFIS), the parent company of Community Bank-Wheaton/Glen Ellyn (the “Bank”), is extending the rights offering described in its prospectus filed with the Securities and Exchange Commission on February 19, 2013 (the "Rights Offering").  The Rights Offering was originally scheduled to expire on March 18, 2013 and the Company is extending the Rights Offering by four days in order to ensure that its stockholders have adequate time to consider and participate in the Rights Offering.  Holders of the subscription rights will now have until 5:00 p.m. Eastern Time on March 22, 2013 to exercise their rights or to provide their custodian bank, broker, dealer or other nominee with instructions to exercise their subscription rights and their payment for shares.

    As previously announced, each holder of the Company's common stock on December 20, 2012 received one non-transferable subscription right for each share of the Company’s common stock that holder owned either as a holder of record or, in the case of shares held of record by custodian banks, brokers, dealers or other nominees on holder’s behalf, as a beneficial owner of such shares.  Each subscription right entitles a stockholder to purchase 2.4091 shares of common stock of the Company at a subscription price of $1.00 per share.

    Other than the new expiration date for the Rights Offering, all of the terms of the Rights Offering described in the Company's prospectus dated February 14, 2013 remain the same and apply during the extended period of the  Rights Offering.  Full details of the Rights Offering were disclosed in the prospectus sent to the Company’s stockholders.

    This news release does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

    The Company has filed a registration statement (including a prospectus) with the SEC for the Rights Offering.  Stockholders should read the prospectus in that registration statement and other documents the Company has filed with the SEC for more complete information about the Company and this Rights Offering.  The documents are available free of charge by visiting EDGAR on the SEC website at www.sec.gov.

    Any questions or requests regarding the Company or the rights offering may be directed to AST Phoenix Advisors, the information agent for the Rights Offering, at (877) 478-5038.   Banks and brokers may contact AST Phoenix Advisors at (212) 493-3910.

Caution About Forward-Looking Statements

    Certain statements made in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about events or results or otherwise are not statements of historical facts, such as statements regarding the purpose, timing, consummation and consequences of the transactions described herein, including the rights offering.  Although the Company believes that its expectations with respect to such forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from those expressed or implied by such forward-looking statements.  Factors that could cause actual events or results to differ significantly from those described in the forward-looking statements include, but are not limited to those described in the cautionary language included under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the prospectus for the Rights Offering, and in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011, the Company’s Quarterly Report for the fiscal quarter ended September 30, 2012 and other filings made with the SEC.

About Community Financial Shares, Inc.

    Community Financial Shares, Inc. is a bank holding company, headquartered in Glen Ellyn, Illinois, whose wholly-owned subsidiary, Community Bank-Wheaton/Glen Ellyn, is a state-chartered commercial bank insured by the FDIC.  The Bank provides banking services common to the industry, including but not limited to, demand, savings and time deposits, loans, mortgage loan origination for investors, cash management, electronic banking services, internet banking services including bill payment, Community Investment Center services, and debit cards.  The Company’s common stock is quoted on the OTCQB under the symbol “CFIS”.  More information can be obtained by visiting CFIS's web site at www.cbwge.com (which is not a part of this press release).